Exhibit 1.1

TEEKAY CORPORATION

(the “Corporation”)

AMENDED AND RESTATED BYLAWS

DATED MARCH 12, 2018

1.00 OFFICES

The registered address of the Corporation shall be at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960. The Corporation may also have an office or offices at such other places within or outside the Marshall Islands as the Board of Directors of the Corporation (the “Board” and each member of the Board, a “Director”) may from time to time designate or the business of the Corporation may require. The principal office of the Corporation is currently located in Bermuda. Any change of the principal office of the Corporation shall not require any amendment to these Bylaws.

2.00 SHAREHOLDERS

2.01    Annual Meeting. The annual meeting of shareholders shall be held on such day, and at such time and place within or outside the Marshall Islands as the Board may from time to time determine, for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting. Only such business shall be conducted at an annual meeting of shareholders as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder or shareholders of the Corporation holding of record in the aggregate not less than 15% of the shares having the right to vote at the meeting on such matter, or by a person who holds such shares through a nominee or “street name” holder of record of such stock and can demonstrate to the Corporation such indirect ownership of, and such person’s right to vote, such shares. For business to be properly brought before an annual meeting by such shareholder or shareholders, the shareholder or shareholders must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder’s or shareholders’ notice must be personally delivered to or mailed and received at the principal office of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. A shareholder’s or shareholders’ (or a person holding shares in street name) notice to the Secretary shall set forth (a) as to each matter the shareholder or shareholders (or a person holding shares in street name) propose to bring before the annual meeting, a brief description of the business proposed to be brought before the annual meeting, the language of the proposal, if appropriate, and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder or shareholders proposing such business, (c) a representation that the shareholder or shareholders (or a person holding shares in street name) hold in the aggregate not less than 15% of the shares having the right to vote at the meeting on such matter and a statement of the class and number of shares of the Corporation which are owned of record and beneficially by the shareholder or shareholders, (d) any material interest of the shareholder or shareholders in such business, (e) a representation that the shareholder or shareholders intend to appear in person or by proxy at the meeting to present the business specified in the notice and (f) in the case of a person who holds shares through a nominee or “street name” holder of record, evidence establishing the person’s indirect ownership of the shares and right to vote the shares on the matter proposed at the annual meeting.

As used in these Bylaws, shares “beneficially owned” shall mean all shares which a person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the U.S. Securities Exchange Act of 1934, as amended. If a shareholder is entitled to vote only for a specific class or category of Directors at an annual or special meeting of shareholders, the shareholder’s right to nominate a person for election as a Director at the meeting shall be limited to such class or category of Directors.

Notwithstanding anything in these Bylaws to the contrary, to the fullest extent permitted by law, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.01. The Board or the chairman of the meeting shall, if the facts warrant, determine (i) that a proposal does not constitute proper business to be transacted at the meeting, or (ii) that business was not properly brought before the meeting in accordance with the provisions of this Section 2.01, and, if it is so determined, in either case, any such business shall not be transacted. The procedures set forth in this Section 2.01 for business to be properly brought before an annual meeting by a shareholder or shareholders are in addition to, and not in lieu of, provisions of applicable law, rules and regulations.

2.02    Special Meetings. Special meetings of shareholders, unless otherwise prescribed by law, may be called for any purpose at any time only by order of the Board. Such meetings shall be held at such place, date and time as may be designated in the notice thereof. No business may be conducted at the special meeting other than such business as may be properly brought before the meeting and no matter shall be properly brought before a special meeting of shareholders unless the matter shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. If the chairman of the special meeting determines that business was not properly brought before the special meeting, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

2.03    Notice of Meetings. Notice of every meeting of shareholders (other than any meeting the giving of notice of which is otherwise prescribed by law) stating the date, time, place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail or electronic transmission at least fifteen but not more than sixty days before the date of such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his or her shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. Notice of a special meeting shall state the purpose of the proposed special meeting and the business transacted at any special meeting shall be limited accordingly. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his or her address as the same appears on the record of shareholders of the

Corporation or at such address as to which the shareholder has given notice to the Secretary. Notice of a meeting need not be given to any shareholder who signs a written waiver, or waives by electronic transmission, whether before or after the time stated in the notice. Attendance of a shareholder at a shareholder meeting shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Whether or not a quorum shall be present, any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and when a meeting is adjourned to another time or place, it shall not be necessary, unless the meeting was adjourned for lack of a quorum or unless the Board fixes a new record date for the adjourned meeting, to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At such adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting. To the fullest extent permitted by law, the Board may postpone any meeting of shareholders or cancel any special meeting of shareholders by public announcement or disclosure prior to the time scheduled for the meeting.

2.04    Quorum and Voting. Except as otherwise expressly provided by law or by the Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders; provided that at any meeting of shareholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a different number of shares of such class shall be required by law, by the Articles of Incorporation or by these Bylaws. If less than a quorum is present, a majority of those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present. Notwithstanding the foregoing, if a meeting of shareholders is adjourned for lack of quorum on two successive occasions, at the next and any subsequent adjournment of the meeting there must be present either in person or by proxy shareholders of record holding at least forty-percent (40%) of the issued and outstanding shares and entitled to vote at such meeting in order to constitute a quorum.

If a quorum is present, and except as otherwise expressly provided by law, by the Articles of Incorporation or by these Bylaws, the affirmative vote of a majority of the votes cast at the meeting shall be the act of the shareholders, provided, that Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. At any meeting of shareholders, subject to the Articles of Incorporation (including any rights of any preferred shares that may be issued) each shareholder entitled to vote thereat shall be entitled to one vote for each such share, and may so vote either in person or by proxy appointed by instrument in writing or facsimile granted by the shareholder or the shareholder’s attorney-in-fact, or granted by other means of electronic transmission. Except as otherwise expressly provided by law, every proxy is revocable at the pleasure of the shareholder executing it.

2.05    Right to Vote and Fixing of Record Date. The Board may fix a time not more than sixty days nor less than fifteen days prior to the date of any meeting of shareholders, or more than sixty days prior to the last day on which the consent or dissent of shareholders may be expressed for any purpose without a meeting, as the time as of which shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting shares at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be.

The Board may fix a time not exceeding sixty days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution or allotment or for the purpose of such other action.

With respect to holders of shares entitled to vote at the meeting, such shareholders shall, if requested by the Corporation, present thereat proof of identity and authority satisfactory to the secretary of the meeting.

No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy.

2.06    Attendance by Directors, Conduct of Meetings, etc. The Directors, the officers, the auditors and the solicitors of the Corporation shall be entitled to attend at any meeting of shareholders but no such person shall be counted in the quorum or be entitled to vote at any meeting of shareholders unless such person shall be a shareholder or proxyholder entitled to vote thereat.

The Chairman of the Board or, in the absence of the Chairman of the Board, the President of the Corporation (or, in the absence of the President, the Chief Financial Officer or Secretary), shall call all meetings of the shareholders to order and shall act as chairman of such meetings. In the absence of the Chairman of the Board, the President, the Chief Financial Officer and the Secretary, the members of the Board who are present shall elect a chairman of the meeting.

The Secretary or Assistant Secretary of the Corporation may act as secretary of all meetings of the shareholders. In the absence of the Secretary or Assistant Secretary, or if the Secretary or Assistant Secretary does not act as secretary of a meeting, the chairman of the meeting may appoint any person to act as secretary of the meeting.

3.00 BOARD OF DIRECTORS

3.01    Numbers. Subject to and in accordance with the provisions of Section 50 of the Marshall Islands Business Corporations Act (“MIBCA”), the number of Directors constituting the entire Board shall be not less than 3 and shall be not more than 11. Subject to such limitations, such number shall be fixed by resolution of the Board and such number shall be increased or decreased from time to time by vote of a majority of the entire Board. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

3.02    How Elected; Classification. Prior to such time as the Corporation has a classified Board in accordance with the following provisions hereof, the Directors of the Corporation shall be elected at the annual meeting of shareholders. At the first annual meeting of shareholders (the “First Election Meeting”) at which the shareholders of the Corporation approve thereof, the Board shall be divided into three classes. Each class shall be as nearly equal in number as possible. Subject to the foregoing and to the MIBCA, the Board may assign the Directors to the classes in any manner. At each annual meeting of shareholders of the Corporation following the First Election Meeting (each a “Subsequent Election Meeting”), approximately one-third of the Directors shall be elected to replace those whose terms expire, and shall hold office for a term expiring at the close of the third annual meeting of shareholders following the particular Subsequent Election Meeting. Notwithstanding the foregoing, each Director shall be elected to serve until his or her successor shall have been duly elected and qualified, except in the event of his or her death, resignation, removal or the earlier termination of his or her term of office. A Director whose term of office expires shall be eligible for re-election.

3.03    Procedure for Nomination. Only persons who are nominated in accordance with the procedures set forth in this Section 3.03 shall be eligible for election as Directors by the shareholders. Nominations of persons for election to the Board may be made at an annual meeting of shareholders by or at the direction of the Board or by a shareholder or shareholders of the Corporation holding of record in the aggregate not less than 15% of the shares having the right to vote for the election of Directors at the meeting, or by a person who holds such shares through a nominee or “street name” holder of record of such shares and can demonstrate to the Corporation such indirect ownership of, and such person’s right to vote, such shares, who complies or comply with the notice procedure set forth in this Section 3.03. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder’s or shareholders’ (or a person holding shares in street name) notice shall be personally delivered to or mailed and received at the principal office of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Such shareholder’s or shareholders’ (or a person holding shares in street name) notice shall set forth (a) as to each person whom the shareholder or shareholders (or a person holding shares in street name) propose to nominate for election as a Director, (i) the name, age, business and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation that are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the U.S. Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder or shareholders (or a person holding shares in street name) giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder or shareholders, (ii) a representation that the shareholder or shareholders (or a person holding shares in street name) hold in the aggregate not less than 15% of the shares having the right to vote for the election of Directors at the meeting and statement of the class and number of shares of the Corporation that are owned of record and beneficially by such shareholder or shareholders, (iii) a representation that the shareholder or shareholders intend to appear in person or by proxy at the meeting to make the nomination specified in the notice, and (iv) in the case of a person who holds shares through a nominee or “street name” holder of record, evidence establishing the person’s indirect ownership of the shares and right to vote the shares. At the request of the Board, any person nominated by the Board for election as a Director shall furnish to the Secretary that information required to be set forth in a shareholder’s or shareholders’ notice of nomination. The Board or the chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and, if it is so determined, the defective nomination shall be disregarded. The procedures set forth in this Section 3.03 for nomination for the election of Directors by shareholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.

3.04    Newly Created Directorships and Vacancies. Newly created Directorships resulting from an increase in the number of Directors and vacancies occurring in the Board for any reason, including the failure of the shareholders to elect the entire Board at any election of Directors, may be filled only by a vote of a majority of the Directors then in office, although less than a quorum exists. A Director elected to fill a vacancy (other than a vacancy resulting from an increase in the number of Directors) becomes a member of the same class as his or her predecessor.

3.05    Removal of Directors and Resignations.

1.

Any or all of the Directors may be removed for cause by vote of a majority of Directors constituting the entire Board of Directors, or by the affirmative vote of holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of all the outstanding shares of the Corporation entitled to vote generally in the election of Directors, considered for this purpose as a single class. Notwithstanding the previous sentence, whenever any Director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Articles of Incorporation, such Director may be removed and the vacancy filled only by the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of that class of stock voting separately as a class.

2.

Any Director may resign at any time by giving written notice to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

3.	Except as otherwise provided by the MIBCA, no act or proceeding of the Directors is invalid by reason only of there being less than the designated number of Directors in office.

3.06    Organization. At each meeting of the Board, the Chairman of the Board (who is chosen by a majority of the Directors) shall preside, or, in the absence of the Chairman of the

Board, a majority of the Directors present at such meeting shall choose a Director present who shall preside. At each meeting of the Board, the Secretary or Assistant Secretary of the Corporation or, in the absence of the Secretary or Assistant Secretary or unwillingness to act as secretary, a person appointed by the chairman of the meeting shall act as secretary. The Board may adopt such rules as they shall deem proper, not inconsistent with law or with these Bylaws, for the conduct of their meetings and the management of the affairs of the Corporation. At all meetings of the Board, business shall be transacted in such order as the Board may determine.

3.07    Regular Meetings. Regular meetings of the Board may be held at such time and place as may be determined by resolution of the Board and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

3.08    Special Meetings. Special meetings of the Board may, unless otherwise prescribed by law, be called from time to time by the President, Secretary or Assistant Secretary. The President, the Secretary or the Assistant Secretary shall call a special meeting of the Board upon written request (which may be sent electronically) directed to any of them by the Chairman of the Board, stating the time, place and purpose of such special meeting. Special meetings of the Board shall be held on such date, and at such time and place, as may be designated in the notice thereof by the officer calling the meeting.

3.09    Notice of Special Meetings. Notice of the date, time and place of each special meeting of the Board shall be given to each Director at least 24 hours prior to such meeting. For the purpose of this section, notice shall be deemed to be duly given to a Director if given to him or her personally (including by telephone) or if such notice is delivered to such Director by courier service, mail, facsimile, email or other electronic transmission, to his or her last known address. Notice of a meeting need not be given to any Director who submits a signed waiver of notice, or waives notice by electronic transmission, whether before or after the meeting, or who attends the meeting without protesting the lack of notice to him or her, except when the Director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.10    Participation by Conference Telephone. The Board or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or other communication equipment by means of which all persons participating in the meeting to communicate with each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

3.11    Quorum. Except as otherwise provided by the MIBCA or these Bylaws, the greater of (i) a majority of the Directors at the time in office, and (ii) one third of the entire Board, present in person or by proxy, shall constitute a quorum for the transaction of business.

3.12    Voting. The vote of the majority of the Directors, present in person or by proxy, at a meeting of the Board at which a quorum is present shall be the act of the Board. Any action required or permitted to be taken at a meeting may be taken without a meeting if all members of the Board or the committee consent thereto in writing or by electronic transmission.

3.13    Compensation. The Board may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board for attendance at the meetings of the Board or of any committee and for services rendered to the Corporation.

3.14    Proxies. Any Director may be represented and vote at a meeting or unanimously consent to action without a meeting by a proxy or proxies given to another Director appointed by instrument in writing or by electronic transmission.

4.00 COMMITTEES

4.01    Standing Committees. In accordance with, and to the extent required by, applicable legal, regulatory and stock exchange listing requirements (the “Requirements”), the Board shall have the following standing committees: (a) an Audit Committee, (b) a Compensation and Human Resources Committee, and (c) a Nominating and Governance Committee (the “Standing Committees”), and such other committees as may be required from time to time by the Requirements. Each of the Compensation and Human Resources Committee and Nominating and Governance Committee shall be composed of at least a majority of “Independent Directors” within the meaning of the Requirements applicable to such committees, and the Audit Committee shall be composed entirely of Independent Directors. Each Standing Committee shall consist of such minimum number of Directors as may be mandated by the Requirements and shall have a written charter, which shall be approved by the Board and state the purpose and authority of such committee. Standing Committee charters shall be reviewed not less frequently than annually to reflect the activities of the respective committees, changes in applicable Requirements, and other relevant considerations, and proposed revisions to such charters shall be approved by the Board. The Nominating and Governance Committee shall be responsible, among other things, after taking into account the desires of individual Board members, for making recommendations to the Board with respect to the assignment of Directors to the Standing Committees. After reviewing the Nominating and Governance Committee’s recommendations, the Board shall be responsible for appointing committee members and designating committee chairs on an annual basis. The Nominating and Governance Committee shall, among other things, annually review committee assignments, subject in any case with the applicable Requirements. A majority of the members of any Standing Committee may determine its action, approve matters, and fix the time and place of its meetings, unless the Board shall otherwise provide.

4.02    Other Committees. The Board may, in its discretion, by resolution adopted by a majority vote of the entire Board, appoint other committees composed of one or more Directors which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of the members of any such committee may determine its action, approve matters, and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power at any time to change the membership of any such committee, to fill vacancies, and to discharge any such committee with or without cause. Each committee shall keep a record of its proceedings and report the same to the Board when required. No committee shall have the power to fill vacancies in the Board or any committee of the Board, or to amend or repeal Bylaws or adopt new Bylaws, to submit to shareholders any action requiring their authorization under the MIBCA, or to fix Directors’ compensation for sitting on the Board or any committee of the Board, or to amend or repeal any resolution of the Board which by its terms shall not be amendable or repealable. Subject to these Bylaws, each committee may hold meetings and make rules for the conduct of its business as it shall from time to time deem necessary.

5.00 OFFICERS

5.01    Number and Designations; Term of Office and Tenure; Removal. The Board shall elect a President, Secretary and Treasurer and such other officers as it may deem necessary. Officers may be of any nationality.

The officers may be elected by the Board at any regular or special meeting of the Board. Unless an officer is elected by the Board for a specific term stated in the Board resolution electing such officer, each officer shall hold office until his or her successor shall have been duly elected and qualified, except in the event of the earlier termination of his or her term of office, through death, resignation, replacement, removal or otherwise.

Any officer may be removed by the Board at any time with or without cause. Any vacancy in an office may be filled for the unexpired portion of the term of such office by the Board at any regular or special meeting.

5.02    President. The President shall be the chief executive officer of the Corporation and shall have the general management of the affairs of the Corporation together with the powers and duties usually incident to the office of President, except as specifically limited by appropriate resolution of the Board, and shall have such other powers and perform such other duties as may be assigned to him or her by the Board.

5.03    Secretary. The Secretary may act as secretary of all meetings of the shareholders and of the Board at which he or she is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and the corporate seal of the Corporation, if any, shall be empowered (together with the other officers of the Corporation) to affix the corporate seal, if any, to those documents, the execution of which, on behalf of the Corporation under its seal, if any, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him or her by the Board or the President.

5.04    Treasurer. The Treasurer shall have general supervision over the care and custody of the funds, securities, and other valuable effects of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such depositories as the Board may designate, shall disburse the funds of the Corporation as may be ordered by the Board, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the power and perform the duties usually incident to the office of Treasurer, and shall have such powers and perform such other duties as may be assigned to him or her by the Board or President.

5.05    Other Officers. Officers other than those treated in sections 5.02 through 5.04 of these Bylaws shall exercise such powers and perform such duties as may be assigned to them by the Board or the President.

5.06    Attorneys-in-Fact. The Board shall have the power to appoint attorneys-in-fact for the corporation with such powers (including the power of substitution) as the Board shall deem appropriate.

5.07    Bond. The Board shall have power to the extent permitted by law, to require any officer of the Corporation to give bond for the faithful discharge of his or her duties in such form and with such surety or sureties as the Board may deem advisable.

6.00 CERTIFICATES FOR SHARES

6.01    Form and Issuance. The shares of the Corporation shall be represented by certificates in form meeting the requirements of law and approved by the Board, unless the Board provides, by resolution, that some or all shares of any or all classes or series of stock shall be uncertificated. Certificates shall be signed by any officer(s) and/or a Director. The signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employees. In case of any person who has signed or whose facsimile signature had been placed upon a certificate shall have ceased to be such officer or Director before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer or Director at the date of issue.

6.02    Transfers. The Board shall have power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the Corporation’s stock.

6.03    Share Register. The Corporation shall maintain a share register to be kept on file in any office of the Corporation or any office of a registrar or transfer agent.

6.04    Lost or Destroyed Certificates. The Board may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, and may require the making of an affidavit of the fact by the person claiming the certificate or certificates of stock to be lost, stolen or destroyed as a precondition to the issuance of such replacement certificate. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates to provide a bond to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or certificates. Nothing in this Section 6.04 shall preclude officers and/or Directors from replacing a purported lost, stolen or destroyed certificate without Board approval.

7.00 DIVIDENDS

7.01    Declaration and Form. Dividends may be declared in conformity with law by, and at the discretion of, the Board. Dividends may be declared and paid in cash, stock or other property of the Corporation.

7.02.    Record Date. The Board may fix a time not exceeding sixty (60) days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, or allotment or for the purpose of such other action.

8.00 MISCELLANEOUS PROVISIONS

8.01    Fiscal Year. The fiscal year of the Corporation shall begin on January 1st of each year and shall end on the last day of December following.

8.02    Checks and Notes. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board.

8.03    Corporate Seal. The corporate seal, if any, shall have inscribed therein the name of the Corporation and such other information as the Board may from time to time determine. In lieu of such corporate seal, if any, when so authorized by the Board or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

8.04    Contracts. Except as otherwise provided by law or in these Bylaws or as otherwise directed by the Board, any duly elected officer of the Corporation shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, security agreements and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto if the Secretary of the Corporation is unavailable to do so. Without limiting the powers granted by the foregoing sentence, the Board may also authorize by resolution any officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, security agreements and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board may be general or confined to specific instances.

8.05    Waivers of Notice. Whenever any notice is required to be given by law, by the Articles of Incorporation or by these Bylaws to any person or persons, a waiver thereof in writing or by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

8.06    Severability. Subject to Section 10.07, if any section or portion of these Bylaws is invalid, illegal or otherwise unenforceable, the same shall not affect the other sections or provisions hereof, but such section or provision shall be deemed stricken, and the remainder of these Bylaws shall remain in full force and effect.

9.00 AMENDMENTS

9.01    By The Shareholders. These Bylaws may be amended, added to, altered or repealed, or new Bylaws may be adopted, by the shareholders.

9.02    By The Board. These Bylaws may be amended, added to, altered, or repealed, or new Bylaws may be adopted by the affirmative vote of a majority of the entire Board, subject, however, to the power of the shareholders to alter, amend or repeal any Bylaw so adopted.

10.00 INDEMNIFICATION

10.01    Right to Indemnification. To the fullest extent now or hereinafter permitted by law, each person who was or is made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was or has agreed to become a Director or officer of the Corporation or that, being or having been such a Director or officer or an employee of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, partner, manager, trustee, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, manager, trustee, employee or agent or in any other capacity while serving as such a director, officer, partner, manager, trustee, employee or agent, shall be indemnified and held harmless by the Corporation to the full extent permitted by the MIBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines and ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, partner, manager, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in subsection 10.02 hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this subsection 10.01 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the MIBCA requires an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an

“undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this subsection 10.1 or otherwise.

10.02    Right of Indemnitee to Bring Suit. If a claim under subsection 10.01 hereof is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the Corporation), and, to the fullest extent permitted by law, thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the Corporation (including its Board, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the Corporation (including its Board, independent legal counsel or its shareholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

10.03    Non-exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any stature, agreement, vote of shareholders or disinterested Directors, provisions of the Articles of Incorporation or Bylaws of the Corporation, or otherwise.

10.04    Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any Director or officer of the Corporation or any director, officer, partner, manager, trustee, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise serving in such capacity at the request of the Corporation against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MIBCA. The Corporation without further shareholder approval, may enter into contracts with any Director, officer, employee or agent in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

10.05    Indemnification of Employee and Agents of the Corporation. The Corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this Section with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation; provided, however, that an undertaking in respect of an advancement of expenses shall be made by an employee or agent only if required by the Board.

10.06    Survival. Any repeal or modification of the foregoing indemnification provisions shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. The contract rights conferred by this Section 10 may not be modified retroactively without the consent of such Director or officer.

10.07    Severability. If this Section 10 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each indemnitee as to costs, charges and expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Section 10 that shall not have been invalidated and to the fullest extent permitted by applicable law.

10.08    Subrogation. In the event of payment of indemnification to an indemnitee, the Corporation shall be subrogated to the extent of such payment to any right of recovery such indemnitee may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

10.09    No Duplication of Payments. The Corporation shall not be liable under this Section 10 to make any payment in connection with any claim made against an indemnitee to the extent such person has otherwise received payment (under any insurance policy, bylaw, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder.